Ex.99.77Q1(e)

Amendment to the Advisory Agreement of INVESCO Stock Funds, Inc. dated November 30, 2002, filed with Post-Effective Amendment No. 70 to INVESCO Stock Funds, Inc. Registration Statement on November 22, 2002 and incorporated herein by reference.